Exhibit 99.1

Mesa Labs Reports Transition of its Chief Sales and Marketing Officer

Gregory DiNoia Senior Vice President, Commercial Operations Succeeds Glenn Adriance, Retired Chief Sales and Marketing Officer

Lakewood, Colorado, April 11, 2018 – Mesa Laboratories, Inc. (NASDAQ:MLAB) (we, us, our, “Mesa” or the “Company”) today reported that Greg DiNoia has been appointed to lead Commercial Operations as Senior Vice President, succeeding Glenn Adriance (retired effective April 6, 2018), who has led the sales, marketing, customer support and field service teams at Mesa since October 2007.

Greg DiNoia joined the Company in November 2017 as Senior Vice President. From 2008 through November 2017, Greg held several positions with Danaher Corporation (“Danaher”). During his Danaher tenure, Greg served as Global Vice President at Trojan Technologies, North American Vice President of Sales, Service and Customer Support at Hach, and Vice President and General Manager of North American Sales at Gilbarco Veeder Root all of which are wholly owned subsidiaries of Danaher. From 1997 to 2008, Greg was Vice President, Americas for Metrologic Instruments.

"Building Mesa’s talent base and ensuring a robust leadership team is my most important responsibility" said Gary Owens, Mesa’s Chief Executive Officer. "I have worked closely with Glenn and the leadership team to find a Commercial Leader who can continue Mesa’s growth trajectory and the financial success achieved in recent years. With a strong record of building winning sales, marketing and service teams and true depth in applying Lean principles to the commercial arena, I am certain that Greg is the best person to drive Mesa’s commercial operations forward.”

“The last 10 years has been an exciting time for Mesa. The business has grown but at the same time has also become more diverse and as such needs a leadership team with significant previous experience building the business muscle that will be needed for Mesa’s next phase of growth” remarked Glenn Adriance. “As Gary notes, he has assigned the highest priority to the development of a solid leadership team and in Greg he has one part of that puzzle solved. Having worked with Greg over the last months I am certain he not only has the right skills and experience but an outstanding demeanor that will impact Mesa’s culture in a positive manner. The commercial team at Mesa has accomplished much thus far and under Greg’s leadership will grow even more capable of delivering real value to our customers.”

“I am excited about the opportunity to lead the commercial team that Glenn built to further and greater success,” said Greg DiNoia. “Mesa is poised for accelerated growth in our served markets as we proactively increase our ability to deliver value and peace of mind to our customers. By applying proven commercial processes, Mesa and our business partners are better leveraging our strong-foundation of expertise, brand strength and deep customer relationships toward known market opportunities for growth. I am fully confident that Mesa is beginning an exciting chapter in our history in which sustained share gain precipitates from our coordinated focus on driving continuous improvement in what matters most to our customers.”

About Mesa Laboratories, Inc.

Mesa is a global technology innovator committed to solving some of the most critical quality control and analytical challenges in the pharmaceutical, healthcare, industrial safety, environmental and food & beverage industries. Mesa offers products and services through four divisions (Sterilization and Disinfection Control, Instruments, Cold Chain Monitoring and Cold Chain Packaging) which help its customers ensure product integrity, increase patient and worker safety, and design innovative solutions that improve the quality of life throughout the world.

Forward Looking Statements

This press release may contain information that constitutes "forward-looking statements." Generally, the words "believe," “estimate,” "expect," "project," “anticipate,” “intend,” "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to revenue growth and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2017, and those described from time to time in our subsequent reports filed with the Securities and Exchange Commission.

CONTACT: Gary Owens.; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000

For more information about the Company, please visit its website at www.mesalabs.com.